UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*	True	Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2026, Structure Therapeutics Inc. (the “Company”) amended and restated that certain Sales Agreement dated August 6, 2025 (the “Sales Agreement” and as amended and restated, the “Amended and Restated Sales Agreement”) with Leerink Partners LLC and Cantor Fitzgerald & Co. (collectively, the “Sales Agents”), relating to the offer and sale of the Company’s American Depositary Shares (“ADSs”), each representing three ordinary shares, $0.0001 par value per ordinary share. The Amended and Restated Sales Agreement modifies the Sales Agreement to remove the aggregate offering amount of ADSs the Company may offer and sell thereunder (the “ATM Shares”).

The foregoing description of the Amended and Restated Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Sales Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2026, the Company issued a press release providing a corporate update and announcing its financial results for the first quarter ended March 31, 2026. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 7, 2026, in connection with Amended and Restated Sales Agreement, the Company filed a prospectus supplement (the “Prospectus Supplement”) to the prospectus filed on August 6, 2025 (the “Prospectus”) with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-289326). The Company filed the Prospectus Supplement to increase the ATM Shares available to be sold pursuant to the terms of the Amended and Restated Sales Agreement by an additional $150,000,000, for an aggregate offering price of up to $400,000,000.

The Prospectus Supplement should be read in conjunction with the Prospectus, and is qualified by reference thereto, except to the extent that the information therein amends or supersedes the information contained in the Prospectus. The Prospectus Supplement is not complete without, and may only be delivered or utilized in connection with, the Prospectus and any future amendments or supplements thereto.

As of the date of the Prospectus Supplement, the Company previously sold an aggregate of 3,040,000 ATM Shares for gross proceeds of approximately $58,520,000 under the Sales Agreement.

A copy of the opinion of Travers Thorp Alberga relating to the validity of the ATM Shares is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

1.1	Amended and Restated Sales Agreement, by and among Structure Therapeutics Inc., Leerink Partners LLC and Cantor Fitzgerald & Co., dated May 7, 2026.

5.1	Opinion of Travers Thorp Alberga.

23.1	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

99.1	Press Release dated May 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: May 7, 2026	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer